Exhibit 99.1

DIMON Incorporated

512 Bridge Street

Post Office Box 681

Danville, VA 24543-0681

Tel: 434 792 7511

NEWS RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952

April 19, 2005

DIMON Incorporated Announces the Postponement of its Proposed Private Offering of Senior Notes and Senior Subordinated Notes due to Adverse Market Conditions

Danville, VA – DIMON Incorporated (NYSE: DMN) today announced that it has postponed its previously announced private offering of Unsecured Senior Fixed Rate Notes due 2013, Unsecured Senior Floating Rate Notes due 2012 and Senior Subordinated Notes due 2015 in light of adverse conditions in the high yield debt markets. DIMON will correspondingly postpone its pending process to obtain a new $450 million senior secured credit facility.

DIMON Incorporated is the world’s second largest dealer of tobacco with operations in more than 30 countries.

This press release contains forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under the heading of Risk Factors listed from time to time in the Company’s filings with the Securities and Exchange Commission.

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